Exhibit 99.1
[LETTERHEAD OF UBS SECURITIES LLC]
The Board of Directors
ARRIS Group, Inc.
3871 Lakefield Drive
Suwanee, Georgia 30024
Dear Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated September 23, 2007, to the Board of Directors of ARRIS Group, Inc. (“ARRIS”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinions of Financial Advisors — ARRIS” and “THE MERGER — Opinion of ARRIS’ Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving C-COR Incorporated (“C-COR”) and ARRIS, which joint proxy statement/prospectus forms a part of ARRIS’ Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC

UBS SECURITIES LLC

October 12, 2007